Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
CYPRESS SEMICONDUCTOR CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Cypress Semiconductor Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  Article VIII of the Corporation’s Second Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“No holder of stock or of any class or classes or of any series thereof shall be entitled to cumulative voting rights as to any election of directors of the Corporation.”

SECOND:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 23rd day of March, 2017.

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Pamela Tondreau
Name: Pamela Tondreau
Title: Corporate Secretary

Exhibit 3.1

SECOND RESTATED CERTIFICATE OF INCORPORATION OF
CYPRESS SEMICONDUCTOR CORPORATION
     The undersigned, T.J. Rodgers, President and Chief Executive Officer of Cypress Semiconductor Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
     The Corporation was incorporated pursuant to the General Corporation Law of the State of Delaware on September 26, 1986, the date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State. The Corporation has not changed or altered its name since the original date of incorporation in the State of Delaware.
     This Second Restated Certificate of Incorporation, as set forth below, restates and integrates all prior amendments and makes additional amendments. This Second Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders, in accordance with the provisions of Section 241 and 245 of the General Corporation Law of the State of Delaware.
ARTICLE I
     The name of the Corporation is Cypress Semiconductor Corporation.
ARTICLE II
     The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
     A. The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is five million (5,000,000) and the number of shares of Common Stock authorized to be issued is six hundred and fifty million (650,000,000). The Preferred Stock and the Common Stock shall each have a par value of $.01 per share. The aggregate par value of all shares of Preferred Stock is $50,000 and the aggregate par value of all shares of Common Stock is $6,500,000.

Exhibit 3.1

B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

1. The number of shares constituting that series and the distinctive designation of that series;

     2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8. Any other relative or participating rights, preferences and limitations of that series.

Exhibit 3.1

ARTICLE V The Corporation is to have perpetual existence. -2-
ARTICLE VI
     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.
ARTICLE VII
     The number of directors constituting the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.
ARTICLE VIII
     At all elections of directors of the corporation, each holder of stock or of any class or classes or of any series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.
ARTICLE IX
     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place of places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
ARTICLE X
     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended: (i) a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; and (ii) the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through provisions contained in the By-Laws, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to statutory and non-statutory limits created by applicable Delaware law with respect to actions for breach of duty to a corporation, its stockholders and others.
     Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Exhibit 3.1

ARTICLE XI
     The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders before the voting begins.
ARTICLE XII
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
***

IN WITNESS WHEREOF, the undersigned has executed this certificate this 12th day of June 2000.

Exhibit 3.1

/s/ T.J. Rodgers ———————————— T.J. Rodgers President and Chief Executive Officer

Attest:
/s/ Emmanuel Hernandez
————————————
Emmanuel Hernandez
Secretary